Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-173434) on Form S-8 of Ventas, Inc. of our report dated March 1, 2011, with respect to the consolidated financial statements and schedule of Nationwide Health Properties, Inc., included in Ventas, Inc.’s Current Report on Form 8-K dated April 11, 2011, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

August 1, 2011